Private & Confidential Contract of Employment, Statement of Working Practices & Formal Procedures Last Revised: March 2021 Exhibit 10.16

2 Schedule Date May 18, 2021 Name of employing company Burford Capital Services Limited (the “Company”) Name of Employee Craig Arnott Commencement Date of Employment June 1 2021 Date continuous service began August 8 2016 Job Title Deputy Chief Investment Officer Normal Place of Work The Company’s place of business in Gibraltar as the Company may require from time to time. This may include the Employee’s home address in Gibraltar from May 31 2021 but the Employee shall be expected to travel to, attend meetings and work at such of the Company’s (or a Group Company’s) other offices as the Company may determine from time to time. Annual Basic Salary (gross) £375,000 (subject to any pension salary exchange agreement) Long Term Incentive Plan At the Company’s discretion, and as part of the Employee’s remuneration, you may be eligible to receive future awards under the LTIP, if granted, based on corporate performance and your individual performance, both as determined by the Company in its sole discretion. All awards described in this paragraph are subject to the terms and conditions of the LTIP as administered by the Company, and/or an applicable award agreement thereunder. Other benefits Save as referred to in the main Contract conditions, as set out in Appendix 2 Probationary Period Completed Period of written notice to be given by the Employee 1 month Period of written notice to be given by the Company after Probationary Period One month to up to five years’ continuous service and thereafter one week per year of service up to a maximum of 12 weeks’ Holiday & Bank Holiday 20 days 8 Public Holidays The Company’s Holiday Year is 1 January to 31 December. Hours of work There are no normal hours of work applicable to the Employee but the Employee shall work a minimum of 40 hours per week, Monday to Friday, which shall normally include the Company’s core business hours of 9am to 6pm with a one-hour unpaid

3 break for lunch or at such times as approved by the Employee’s manager, and such additional hours as may be necessary for the proper performance of the Employee’s duties. It is the Employee’s responsibility to take the rest break to which the Employee is entitled. Restrictive Covenants Please refer to Appendix 1 and clause 21.3 for those Restrictive Covenants applicable to the Employee during employment and following termination of employment for the following periods: Clause 1.1: 9 months Clauses 1.2 to 1.9: 12 months

4 Table of Contents Parties to this contract ........................................................... 5 Status of contract and Probationary Period .................................. 5 Capacity and Regulatory .......................................................... 5 Location .............................................................................. 7 Expenses ............................................................................. 9 Fitness and related matters ...................................................... 9 Company Property and confidentiality ........................................ 9 Intellectual Property ............................................................ 11 Social Media ....................................................................... 12 Compliance with Policies and Procedures ................................... 13 Data Protection, Computer Monitoring and IT .............................. 13 Sickness Absence and Sick Pay ................................................ 14 Formal Procedures Conduct Capability ...................................... 15 Formal Procedures Grievance ................................................. 15 Appeals ............................................................................. 15 Suspension ......................................................................... 15 Garden Leave ..................................................................... 16 Pay in lieu of Notice ............................................................. 18 Working Time ..................................................................... 19 Immigration ....................................................................... 20 Gratuities, Inducements and Entertainment ............................... 20 General ............................................................................. 20 Definitions ......................................................................... 21 Invalid Provisions ................................................................. 22 Appendix 1: Restrictions ....................................................... 23 Appendix 2: EMPLOYEE BENEFIT STATEMENT 2021 ....................... 27

5 Contract conditions Parties to this contract Clause 1 1.1 The Company and the Employee. Status of contract and Probationary Period Clause 2 2.1 The Employee’s employment with the Company commenced on the Commencement Date of Employment in the Schedule and subject to clause 19.2 shall continue until terminated by either party giving notice in accordance with the provision of clause 19.1. The Employee’s continuous service commenced on the date shown in the Schedule. The Employee’s employment in this role is conditional upon the Employee receiving and maintaining such satisfactory regulatory or background checks as the Company may determine necessary to conduct due to the nature of the Employee’s role and its business operations. 2.2 The Employee has completed a probationary period and so no probationary period is applicable to this employment. Capacity and Regulatory Clause 3 3.1 The Company shall employ the Employee in the role designated in the Schedule or any other reasonably suitable role taking into account the Employee’s skills, knowledge and experience. The Employee will also be required to undertake such additional or other duties as necessary to meet the needs of the business. 3.2 The Employee shall devote the whole of their working time, attention and ability to their duties under this contract and shall use their best endeavours to promote, protect, develop and extend the business of the Company and any Group Company. The Employee shall comply with all reasonable directions from time to time given by the Employee’s Manager and with rules and policies from time to time laid down by the Company. 3.3 The Employee must at all times during the Employee’s Employment, whether during the Employee’s working hours or otherwise, act in good faith and must not place themselves in a position where the Employee’s duty to the Company and the Employee’s personal interests may conflict. 3.4 The Employee must at all times comply with all applicable requirements, recommendations or regulations, as amended from time to time, of the FCA, the SRA or any regulatory authorities relevant to the Company and any Group Company.

6 3.5 Due to the nature of the Company’s business the Employee’s role is classified as a regulated activity in accordance with the Vetting & Barring Scheme (the “Scheme”), managed by the Disclosure and Barring Service (“DBS”) (established under the Safeguarding Vulnerable Groups Act 2006). The Employee’s employment in their role is therefore conditional upon the Employee receiving a satisfactory DBS certificate, and not being a barred person as set out in the Scheme. The Employee is required to provide the Company with permission to access the Employee’s DBS certificate if requested. 3.6 As the Employee’s role is classified as a regulated activity as set out above, the Employee is not entitled to withhold information regarding convictions by virtue of the Rehabilitation of Offenders Act (Exceptions) Order 1975, as amended, pursuant to Section 4 (4) of the Rehabilitation of Offenders Act 1974. The Employee is not therefore entitled to withhold information about any cautions, warnings, convictions or reprimands which are listed under the Police Act 1997 (Criminal Records Certificates: Relevant Matter) (Amendment) (England and Wales) Order 2013. If the Employee is in any doubt they should immediately discuss the matter with their Manager. 3.7 The Employee is required to provide details of any convictions with the Employee’s application form and is expected to disclose such information at interview and on a continuing basis during employment, including by way of the Company’s personal annual compliance confirmation which the Employee is obliged to complete when requested. 3.8 If the Employee has convictions inconsistent with their employment and/or if the Employee’s DBS status changes to a barred person and/or the Employee fails to complete the Company’s personal annual compliance confirmation when requested, the Company may terminate the Employee’s employment with immediate effect without notice or payment in lieu of notice. 3.9 The Employee will not during the Employee’s employment, except with the prior written consent of the Company, be directly or indirectly engaged, concerned or interested in any other trade, business or occupation whatsoever, save that the Employee may hold as beneficial owner up to 5% of any single class of shares or securities in a body corporate whose shares are quoted on a recognised stock exchange. In addition, the Employee must not during the Employee’s employment, except with the Company's written consent, introduce to any other competing business orders for goods or services with which the Company or any Group Company is able to deal.

7 Location Clause 4 4.1 The Employee’s normal place of work will be that shown in the Schedule. The Employee is required to inform the Company as soon as possible if the Employee plans to change home address. The Employee confirms that the Employee is not in breach of any covenant or agreement in doing work at home. 4.2 The Employee may be required to travel to and work at other business locations and abroad on the business of the Company or any Group Company as the Company may require from time to time for the proper exercise of the Employee’s duties. 4.3 According to business needs and the location of the Employee’s primary residence the Employee may be required to change the Employee’s normal place of work to another location. Pay, Pension, Benefits and Holidays Clause 5 5.1 The Company shall during the continuance of employment pay the Employee the Annual Basic Salary as specified in the Schedule. The Annual Basic Salary will be paid in 12 equal monthly instalments in arrears in accordance with the Company’s standard payroll practice currently on the 25th day of the month (or where such day does not fall on a working day the previous working day). 5.2 a) Provided the Company’s performance is determined by the Company’s parent company to so warrant, the Employee may be entitled, at the sole discretion of the Company, to participate in such annual incentive or bonus schemes as shall be in place from time to time. b) The Employee shall further be eligible, at the sole discretion of the Company, to receive an incentive payment in respect of the Phantom Carry Arrangement maintained for 2021 and for future years if so maintained. Payment of any bonus or incentive payment shall be conditional upon the Employee being employed by the Company on the date the bonus or incentive payment is payable, not under suspension, and notice of termination not having been served by either party. If on the payment date the Employee is not employed, is under notice of termination or is under suspension for a disciplinary matter which results or may result in the Employee’s dismissal for gross misconduct no bonus or incentive payment shall be payable. The Employee shall not be entitled to compensation for loss of bonus or incentive payment on termination of the Employee’s employment. Any bonus or incentive payments will not be taken into account for the purpose of calculating pension contributions. 5.3 All salary, bonus or other income payments shall be subject to such withholding or statutory deductions as the Company is

8 required to apply, including in relation to income tax and national insurance or other social contributions. 5.4 Subject to the terms and conditions of the pension scheme operated by the Company, the Employee shall be eligible to join the Company’s pension scheme in force from time to time, on a salary exchange basis (subject to salary exchange opt out). The Company shall make employer contributions of 5.5% of the Employee’s Annual Basic Salary to the Company’s pension scheme. In addition, on successful completion of probationary period, the Company will match employee contributions up to a further 2.5% of Annual Basic Salary (Company contribution maximum total of 8%). Any such contributions will be in compliance with the employer pension duties in accordance with Part 1 of the Pensions Act 2008, and subject to applicable HM Revenue & Customs and/or statutory limits. 5.5 The Company may enable the Employee access to such benefits as shall apply to the Employee in accordance with this Contract and the Company’s Employee Benefit Statement from time to time, the current version of which, as at the date of signature of this contract, is annexed at Appendix 2. The Burford Resources section of the Global Employee Handbook contains details of how employees can access compensation information. 5.6 Subject to compliance with its workplace pension auto-enrolment obligations the Company reserves the right to review, revise, amend, replace or withdraw the benefits and schemes referred to in clauses 5.2 to 5.4 at any time on reasonable notice to the Employee without compensation. 5.7 The Employee shall be entitled to the number of paid working days’ holiday set out in the Schedule in each calendar year (the Company’s holiday year). 5.8 Holidays will accrue monthly and in the year in which the Employee joins or leaves the Company the Employee will be entitled to the relevant proportion of the Employee’s holiday entitlement. In special circumstances the Employee may apply to carry up to five days of holiday leave forward to the following holiday year, which must then be taken within the first three months of the next holiday year, failing which they will lapse. If, on termination of the Employee’s employment, the Employee has exceeded the Employee’s accrued holiday entitlement, this excess will be deducted from the Employee’s final salary payment. Holiday is to be taken on such dates as are agreed in advance with the Company. The Company may, in its sole discretion, require the Employee to take holiday at any time during the Employee’s employment including during the Employee’s notice period. 5.9 Details of other leave to which the Employee is entitled are set out in the Global Employee Handbook.

9 5.10 Details of any training entitlement which will be provided to the Employee is set out in the Global Employee Handbook. Employees who are subject to the FCA’s Code of Conduct under the Senior Manager and Certification Regime are required to attend such mandatory training as the Company shall be obliged by its FCA regulatory obligations to require (the Company bears the cost of this training). 5.11 The Company shall be entitled to deduct from the Employee’s Annual Basic Salary or any other cash amount payable to the Employee (including for example holiday pay, discretionary bonus, sick pay and pay in lieu of notice) any overpayment of wages or expenses howsoever such overpayment has arisen or any other sum which in the reasonable opinion of the Company is owing by the Employee to the Company or any Group Company. Expenses Clause 6 6.1 The Employee should seek express authorisation from their Manager prior to incurring any reasonable travelling expenses, accommodation or other business expenses in the course of carrying out the Employee’s duties. The Employee will be reimbursed for these by the Company in accordance with the Company's current policy on expenses, provided always that any claim for expenses is fully supported by appropriate vouchers or receipts being submitted to the Company in accordance with the Company’s current policy on expenses. The Company shall not pay for any location or relocation expenses the Employee may incur as a result of the relocation of the Employee’s primary residence to Gibraltar. Fitness and related matters Clause 7 7.1 The Company may on reasonable grounds from time to time require the Employee to undergo a medical examination to determine fitness to undertake the Employee’s employment duties. The Employee hereby consents to an appointed medical representative receiving the report of that medical examination on matters relevant to present and future employment and disclosing to and discussing with the Company the results of the examination. Company Property and confidentiality Clause 8 8.1 The Employee shall take care of all Company property within the Employee’s control. On request and, in any event on termination of the Employee’s employment for any reason, the Employee is required to return to the Company all Company property including the Employee’s security pass, all keys, electronic equipment (including mobile phones, IPad or other tablets, USB flash drives and similar devices), computer hardware and software including discs and all documents in whatever form (including notes and minutes of meetings,

10 customer lists, diaries and address books, computer printouts, plans, projections) together with all copies (irrespective of by whom and in what circumstances such copies were made) which are in the Employee’s possession or control. 8.2 On request and, in any event on termination of the Employee’s employment for any reason, the Employee is required to provide the Company’s IT support with details of all computer security codes that the Employee uses or has used in the course their employment. Further, on termination of the Employee’s employment for any reason the Employee is further required to provide to the Company’s IT support details of all computer PIN codes and passwords that they have used during the course of employment. 8.3 In the ordinary course of the Employee’s employment the Employee will be exposed to Confidential Information about the business of the Company and any Group Company and the suppliers and customers of the Company and any Group Company which is confidential or is commercially sensitive and which may not be readily available to competitors or the general public and which, if disclosed, will be liable to cause significant harm to the Company or any Group Company or to its or their directors, officers, employees, consultants or agents. The Employee must not, whether during or after employment, except as authorised or required by the Board or the Employee’s duties as an employee of the Company, reveal to any person, firm, company or organisation or otherwise make use of any of the Confidential Information of the Company or any Group Company (including lists of the customers) of the Company or of any Group Company which may come to the Employee’s knowledge during the Employee’s employment and the Employee must use the Employee’s best endeavours to prevent the disclosure of Confidential Information by third parties. 8.6 The Employee must immediately inform the Employee’s Manager if the Employee becomes aware of the possession, use or knowledge of any Confidential Information by any person not authorised to possess, use or have knowledge of the Confidential Information, whether during the Employee’s employment or thereafter and the Employee must at the Company’s request provide such reasonable assistance as is required to deal with such event. 8.7 When working from home the Employee is responsible for ensuring the security of confidential information in the Employee’s home. In particular, the Employee undertakes to:  Only use the laptop provided by the Company for business use and to encrypt and/or protect this by password;  Lock the laptop whenever it is left unattended;

11  Ensure any wireless network used is secure;  Ensure access to any Company documents is forbidden to any members of the household;  Keep Company documents in a secure filing cabinet; and  Ensure confidential waste is shredded when no longer required. 8.8 The Employee agrees and undertakes that the Employee will not at any time during or after the termination of the Employee’s employment make any comments or statements of any nature that are derogatory to (or could reasonably be considered as being derogatory to) or disparaging of (or could reasonably be considered as being disparaging of) the Company or any Group Company or any of its or their directors, officers, employees, consultants or agents and/or from taking part in any conduct which may bring into disrepute the Company or any Group Company or any of its or their directors, officers, employees, consultants or agents. Such comments or statements include but are not limited to comments, statements or photographs posted on social and professional networking websites, or other internet websites and in particular on the Employee’s profile. The Employee also undertakes to avoid social media activity or communication that is capable of damaging the business reputation of the Company or any Group Company, even indirectly. 8.9 The Employee accepts that a breach of this clause 8 may result in the summary termination of the Employee’s employment or the institution of legal proceedings if at the date of the breach the Employee’s employment has already been terminated. 8.10 Nothing in this clause will prevent the Employee from disclosing information to comply with a Court Order or to perform any statutory or regulatory obligation or which is a protected disclosure as defined by and made in accordance with the Employment Rights Act 1996. Intellectual Property Clause 9 (applicable save where a separate Intellectual Property Appendix 3 forms part of this Contract where Appendix 3 will apply in place of this clause 9) 9.1 If the Employee shall at any time be engaged in duties during the course of which the Employee discovers or creates Intellectual Property which relates to or may be used or adapted for the Company’s or any Group Company’s business full details of such Intellectual Property shall immediately be communicated to the Company by the provision of full written details and shall become the absolute property of the Company. This includes anything which the Employee creates either on the Employee’s own or as part of a group, either during or outside normal working hours and whether using

12 Company premises and equipment or not. The Employee accepts that all intellectual property rights exist (or may exist in the future) in all such inventions and work created and will automatically, once created, belong to the Company. The Employee hereby assigns, including by way of present assignment of future rights, all Intellectual Property to the Company with full title guarantee free from all encumbrances and third-party rights. The Employee shall (at the request and reasonable expense of the Company) sign all such documents and perform all such acts as may be required fully to vest all such rights in the Company (or its nominee). 9.2 The Employee waives irrevocably all Moral Rights (as defined in Chapter IV of Part I of the Copyright, Designs and Patents Act 1988, and all similar rights in other jurisdictions to the extent permitted in the relevant jurisdiction) in any works referred to in clause 9.1 in which copyright is vested in the Company whether by virtue of this clause 9 or otherwise. 9.3 The Employee acknowledges that the Company in its sole and absolute discretion shall decide the extent, if any, of the protection sought in relation to the matters referred to in clause 9.1. Accordingly, the Employee shall not (whether during or after this employment) apply or join in applying for any patent, registered design, trade mark or other equivalent protection in connection with the matters listed in clause 9.1 without the prior written approval of the Company. Social Media Clause 10 10.1 Using social media responsibly for business use or personal use is important. When making any social network postings or participating in any social media activity the Employee must comply fully with the Company’s Policy on Social Media. 10.2 If the Employee is uncertain or concerned about the appropriateness of any statement or posting, the Employee must refrain from making the communication until the Employee discusses it with the Employee’s manager. 10.3 The Employee is reminded that the Employee’s duty of confidentiality and any post termination restrictions contained within this Agreement extends to and includes the use of all social and professional networking websites. 10.4 The Employee agrees that any contacts made during the course of their Employment with whom they connect via social networking websites for the purposes of the business, including but not limited to via LinkedIn, Facebook and Twitter, are the contacts of the Company. The Employee agrees that on the termination of their Employment they will provide the Company with a full list of all the current business contacts including but not limited to those from all websites, including LinkedIn, databases and contact lists in paper or electronic

13 format. The Employee also agrees to return to the Company any business cards the Employee has retained or other contact details in respect of such contacts upon demand and in any event on the termination of their Employment. 10.5 The Employee agrees that updating their profile on a social or professional networking website will in relevant circumstances equate to solicitation of a customer/client that remains connected to the Employee. 10.6 The Employee further agrees and undertakes to respect the Intellectual Property Rights and confidential information of the Company and accordingly not do anything that is capable of jeopardising the Company’s or any Group Company’s valuable trade secrets, and other confidential information and Intellectual Property Rights through the use of social media. 10.7 The Employee accepts that a breach of this clause 10 may result in the summary termination of the Employee’s employment or the institution of legal proceedings if at the date of the breach the Employee’s employment has already been terminated. Compliance with Policies and Procedures Clause 11 11.1 The Employee shall comply at all times with the Company’s rules, policies and procedures published from time to time by the Company, including the Company’s Compliance Manuals, IT policies and any Health and Safety policies and other policies and procedures in force. Such policies and procedures do not form part of the Employee’s contract of employment. The Company reserves the right to review, revise, amend or replace the contents of all its rules, policies and procedures and introduce new rules, policies and/or procedures from time to time to reflect the changing needs of the business and to comply with new legislation. 11.2 Where the Employee works from home the Employee agrees to be responsible for ensuring a safe working environment and a safe system of work, to comply with all health and safety guidelines and instructions which the Company may give to you from time to time and to complete without delay all health and safety questionnaires that the Company may send to the Employee from time to time. The Employee should report any health and safety concerns or accidents immediately to your Manager. Data Protection, Computer Clause 12 12.1 The Company collects and processes personal data relating to the Employee for personnel administration and management purposes, and may, when necessary for those purposes, make such data available to its advisors, to parties providing products

14 Monitoring and IT and/or services to the Company (such as IT systems suppliers, pension, benefits and payroll administrators), to regulatory authorities (including the HMRC) and as required by law. Personal and sensitive personal data may be transferred to and processed in countries outside the European Economic Area and it may be processed by third parties providing services to the Company. The Company may also transfer such data to and from any member of the Group including any member of the Group located outside the European Economic Area. Further information on how and why the Company may collect, store and process the Employee’s personal information can be found in the Company’s Data Protection Privacy Notice and the Data Protection Policy in the Company’s Global Employee Handbook. 12.2 The Company's systems enable the Company to monitor telephone, email, voicemail, internet and other communications. In order to carry out its legal obligations as an employer (such as ensuring the Employee's compliance with the Company's IT related policies), and for other business reasons, the Company may monitor use of systems including the telephone and computer systems, and any personal use of them, by automated software or otherwise. Monitoring is only carried out to the extent permitted or as required by law and as necessary and justifiable for business purposes. 12.3 The Employee shall comply with the Company’s Data Protection Policy and standards when handling personal data in the course of the Employment including personal data relating to any employee, customer, client, supplier or agent of the Company. The Employee will also comply with the Company's policies relating to IT and communications systems and social media. 12.4 The Employee shall not download any pornographic or any other offensive material in the course of the Employment and they indemnify the Company during and after the Employment against all liability resulting from any breach of this undertaking. Sickness Absence and Sick Pay Clause 13 13.1 Subject to compliance with the Company’s reporting procedures the Company will pay sick pay in accordance with its policies and procedures as published and amended from time to time. These policies and procedures do not form part of the Employee’s contract of employment and are contained in the Global Employee Handbook. 13.2 If the Employee is absent from work owing to sickness or injury the Employee will personally notify the Company HR Manager and their Manager without delay (normally by telephone but always in accordance with the absence reporting rules in place at the time) and give the reason for non-attendance at work. The Employee will keep the Company regularly appraised of the likely length of any absence and, as and when requested

15 when the Employee is absent for more than 7 days (including Saturdays and Sundays) submit a doctor’s certificate verifying that any absence from work is due to accident or ill-health and in default such absence shall be deemed to be unauthorised. 13.3 If the Employee is absent from work due to an accident or condition, any payment the Company makes is paid as a loan which the Employee must repay only where the Employee later recovers damages. 13.4 The rights of the Company to terminate the Employee’s employment under the terms of this Contract apply even when such termination would or might cause the Employee to forfeit any entitlement to sick pay, permanent health insurance or other benefits. Formal Procedures Conduct Capability Clause 14 14.1 The Company will handle conduct capability and attendance issues in accordance with its policies and procedures as published and amended from time to time. These policies and procedures do not form part of the Employee’s contract of employment. Copies of these policies are available in the Global Employee Handbook. Formal Procedures Grievance Clause 15 15.1 The Company will handle grievances in accordance with its policies and procedures as published and amended from time to time. A grievance should be raised in writing with the HR Manager in the first instance. These policies and procedures do not form part of the Employee’s contract of employment. Copies of these policies are available in the Global Employee Handbook. Formal Procedures Appeals Clause 16 16.1 The Company will handle appeals against actions taken in accordance with its formal policies and procedures as published and amended from time to time. An appeal should be raised in writing with the HR Manager in the first instance within five working days. The appeals procedures do not form part of the Employee’s Contract of employment. Copies of these policies are available in the Global Employee Handbook. Suspension Clause 17 17.1 If a disciplinary, grievance, investigation or other matter arises involving the Employee, the Employee may be suspended on such terms and conditions as the Company may reasonably determine provided that the Employee’s salary and benefits shall not be reduced or withheld (except, if provided to the Employee, any bonus, LTIP or any other part of any performance related scheme(s) as operated by the Company from time to time).. For

16 the avoidance of doubt, such suspension does not constitute a disciplinary sanction and does not imply that a decision has been reached by the Company in connection with any disciplinary allegations. 17.2 The Company may require the Employee not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company during any period of suspension. Garden Leave Clause 18 18.1 If either party (for whatever reason) gives notice to the other to terminate the Employee’s employment, the Company reserves the right to place the Employee on garden leave for a period not exceeding the Employee’s notice period. During any period of garden leave the Company may require that: 18.1.1 the Employee perform no duties or perform only such duties as may be allocated to the Employee or require the Employee not to perform any of the Employee’s duties for such periods and at such place or places as the Company deems necessary; and/or 18.1.2 the Employee refrain from contacting or dealing with (or attempting to contact or deal with) any customers, clients, advertisers, suppliers, agents, professional advisers, brokers or (save in respect of the Employee’s line manager) officers, employees or consultants of the Company or any Group Company; and/or 18.1.3 the Employee does not enter all or any premises of the Company or any Group Company; and/or 18.1.4 the Employee ceases to have access to the Company’s information systems; and/or 18.1.5 the Employee takes any accrued holiday due to the Employee; and/or 18.1.6 the Employee returns any property belonging to the Company or any Group Company. 18.2 During any period of garden leave the Company will continue to pay the Employee and provide all contractual benefits and the Employee will continue to comply without exception with all other obligations under this contract. 18.3 The Employee shall not return to work nor have access to Company or any Group Company’s premises and systems during any period of garden leave unless and until specifically agreed with the Company.

17 Termination of Employment Clause19 19.1 Subject to the provision of clause 19.2 below, employment under this Agreement may be terminated by the Company or the Employee giving to the other written notice of termination and the period of notice shall be not less than that specified in the Schedule. 19.2 Notwithstanding the provisions of clauses 2.2 and 19.1, the Company may terminate the employment under this contract by written notice having immediate effect including but not limited to if the Employee: 19.2.1 is guilty of serious dishonesty or of gross misconduct or incompetence or wilful neglect of duty or commits any breach of this Agreement which, in the reasonable opinion of the Board of Directors of the Company, impacts upon the employee’s suitability to act as a manager of the Company’s Asset Business, other than a breach which is capable of remedy and is remedied immediately by the Employee, at the Company's request, to the complete satisfaction of the Company ; or 19.2.2 is convicted of a criminal offence, other than an offence under the Road Traffic Acts for which a term of imprisonment whether immediate or suspended is not imposed; or 19.2.3 DBS status changes and/or the Employee fails to inform the Company of anything that has, or may, alter the Employee’s DBS certificate result or the Employee gives false evidence in relation to any DBS check or disclosure in accordance with this contract; or 19.2.4 engages in any conduct which results in a Senior Manager ceasing to be approved by the FCA or violates any Senior Manager or Individual Conduct Rule; or 19.2.5 becomes bankrupt, applies for a bankruptcy petition or has a bankruptcy order made against the Employee, applies for or has made against the Employee a receiving order or makes any composition or enters into any deed of arrangement with their creditors; or 19.2.6 is unable through sickness or injury for twelve consecutive weeks or an aggregate of fifteen weeks in any fifty-two consecutive weeks to perform the Employee’s role; or 19.2.7 after receiving written warning from the Company in respect of the poor performance of the Employee’s duties, continues, in the reasonable opinion of the

18 Board of Directors of the Company, to perform the Employee’s duties to an unsatisfactory standard; or 19.2.8 is guilty of conduct which in the reasonable opinion of the Board of Directors of the Company brings the employee or the Company or any other member of the Group into disrepute. Pay in lieu of Notice Clause 20 20.1 The Company reserves the right to pay to the Employee the Employee’s basic salary only in lieu of any unworked part of the Employee’s notice period entitlement, less statutory deductions. The Company’s right to make a payment in lieu of notice in accordance with this clause does not give rise to any right on the Employee’s part to receive such a payment. If the Company exercises its right to make a payment in lieu of notice, the Employee’s employment will terminate on the date the Employee is notified that the Company is exercising its right, whether or not payment has been made by that date. 20.2 The Company may pay any sums that it elects to pay under clause 20.1 in equal monthly instalments until the date on which the notice period would have expired if notice had been worked. If the Employee shall receive income from alternative employment, engagement or consultancy, or any other form of paid work with a third party during this period the Employee is obliged to notify to the Company any income so received. The instalment payments shall then be reduced by the amount of such income. Consequences of Termination Clause 21 21.1 The obligations set out in Clauses 8 and 9 of this Contract will remain in effect after termination of the Employee’s employment. 21.2 In addition on termination of employment (or if so required, at the time notice of termination is served by either party) the Employee shall: 21.2.1 in accordance with the provisions of clause 8.1 immediately return all Confidential Information or other property belonging to the Company or any Group Company without the Employee or anyone on the Employee’s behalf or at the Employee’s request making and retaining copies of or any extracts from any information or data capable of reproduction in hard copy, soft copy or any other format or medium; and

19 21.2.2 resign without claim for compensation for loss of office from such offices held by the Employee in the Company or any Group Company. 21.3 Both during the course of and after the termination of the Employee’s employment the Employee agrees to make themselves available to provide reasonable assistance, and to cooperate with the Company and/or any Group Company or its advisers in any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings. The Employee acknowledges that this could involve, but is not limited to, responding to or defending any regulatory or legal process, providing information in relation to any such process, preparing witness statements and giving evidence in person on behalf of the Company and/or any Group Company. After the termination of the Employee’s employment the Company shall reimburse any reasonable expenses incurred by the Employee as a consequence of complying with their obligations under this clause, provided that such expenses are approved in advance by the Company. 21.4 The restrictions set out in Appendix 1 to this Agreement (if applicable) will remain in effect on termination of the Employee’s employment (or otherwise in accordance with their terms). 21.5 The Employee shall not following the Termination Date communicate to any person, concern, undertaking, firm or body corporate anything which is intended to or which will or may damage the reputation or good standing of the Company. Nothing in this clause will prevent the Employee from disclosing information to comply with a Court Order or to perform any statutory or regulatory obligation or which is a protected disclosure as defined by and made in accordance with the Employment Rights Act 1996. 21.6 The Company agrees to reimburse to the Employee all expenses legitimately incurred in pursuance of the Company’s business provided a claim in accordance with the Company’s normal expense claims procedure is submitted within one month of the termination of the Employee’s employment. Working Time Clause 22 22.1 The Employee consents to opt out of the limit on weekly working hours contained in Regulation 4 of The Working Time Regulations 1998. The Company and the Employee agree that the Employee’s consent for the purposes of this clause 22 shall continue indefinitely provided that the Employee may withdraw such consent at any time by giving the Company 3 months’ notice of the Employee’s wish to do so.

20 Immigration Clause 23 23.1 It is a condition of the Employee’s employment that the Employee has and maintains during the course of employment valid Employee’s country of residence immigration permission which permits the Employee to be employed by the Company on the terms of this Agreement. The Employee must notify the Company immediately if at any time the Employee does not meet this condition. The Employee must produce to the Company for inspection the documents proving this right within five working days of any request to do so. If the Employee has time-limited immigration permission which is due to expire at any time during the Employee’s employment, the Employee must produce to the Company evidence that the Employee has submitted an application to extend the Employee’s country of residence immigration permission prior to the date that it is due to expire within five working days of any request to do so. If the Employee has immigration permission to remain in the UK under Tier 2 or Tier 5, or under any similar system in the Employee’s country of residence, the Employee must report to the Company any changes to the Employee’s contact details (including address, telephone number and e-mail address) or the Employee’s immigration status (even if the Employee’s new immigration status enables the Employee to continue to work for the Company) within five working days of any request to do so. Any failure to comply with this clause shall entitle the Company to terminate the Employee’s employment summarily. Gratuities, Inducements and Entertainment Clause 24 24.1 The Employee is not allowed to accept directly or indirectly from any person, firm or company with whom they have been in contact as a result of the Employee’s duties, any present, bonus, entertainment, discount, rebate, commission, payment, gift, reward or honorarium which may be construed to exceed customary courtesies extended in accordance with accepted ethical business standards as set out in the Compliance Manual and the Global Employee Handbook. In any event, the Employee agrees not to engage in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 or the US Foreign Corrupt Practices Act. Prevention of the Facilitation of Tax Evasion Clause 25 25.1 The Company takes a zero-tolerance approach to tax evasion. The Employee must not engage in any form of facilitating tax evasion, whether under UK law or under the law of any foreign country. The Employee must immediately report to the Board of Directors of the Company any request or demand from a third party to facilitate the evasion of tax, or any concerns that such a request or demand may have been made. General Clause 26

21 26.1 This Agreement contains the entire Agreement as to the terms of the Employee’s employment and replaces all previous contracts of service between the Employee and the Company or any Group Company which shall have no further effect from the date on which the Employee starts work under this Agreement. 26.2 The Employee must notify the Company in writing: of any change in their name, address, dependants, next-of-kin or any other emergency contact details within one month of such change; and immediately upon the occurrence of any event entitling the Company to dismiss the Employee without notice under clause 19.2. 26.3 There are no collective agreements which affect the terms of the Employee’s employment. 26.4 Pursuant to the Contracts (Rights of Third Parties) Act 1999 only the parties to this Agreement and any Group Company may enforce any of the terms of this Agreement. 26.5 This Contract is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this Agreement (including its formation) shall also be governed by the laws of England. 26.6 The parties to the Contract submit to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this Agreement (including its formation). 26.7 This Agreement may be executed in any number of counterparts, each of which when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument. 26.8 No amendment to this Agreement shall be effective unless it is in writing and signed by the parties save that the Company may amend this Agreement at its sole discretion where required to do so to comply with any law, regulation, or regulatory requirement. Definitions Clause 27 27.1 “Confidential Information” means information concerning the business, potential investments and/or finances of the Company or any Group Company or any investors in the Company or any Group Company or customers, clients or suppliers of the Company or any Group Company, which the Employee shall have received or obtained at any time by reason of or in connection with the Employee’s service with the Company or any Group Company including, without limitation: trade secrets; customer/client or prospective client lists, contact details of clients or prospective clients, customers and suppliers and

22 individuals within those organisations; track record; technical information, know-how, research and development; inventions and patent applications in the course of preparation; financial projections, target details and accounts; details of the Company’s or any Group Company’s internal funding and resource allocation; fee levels, pricing policies, commissions and commission charges; budgets, forecasts, reports, interpretations, records and corporate and business plans; planned products and services; marketing and advertising plans, requirements and materials, marketing surveys and research reports; market share and pricing statistics; disputes, whether existing or threatened; settlement terms; details of employees, workers and officers, including their roles and responsibilities, their remuneration, benefits and organisational structures; legally privileged material; personal or sensitive personal data; and computer software and passwords. 27.2 “Group Company” means any company which is from time to time a holding company of the Company, a subsidiary of the Company, or a subsidiary of a holding company of the Company. The words “holding company” and “subsidiary” have the meanings given to them by Section 1159 Companies Act 2006. 27.3 “Intellectual Property” means patents, utility models, trademarks (whether registered or unregistered), design rights (whether registered or unregistered), applications for any of the foregoing, copyright, moral rights, database rights, rights in databases, performers’ rights, know-how, secret processes, inventions, trade or business names, domain names, website addresses including, but not limited to, ideas, improvements and decisions. and any similar rights in any country whether currently existing or created in the future, together with the right to sue for and recover damages or other relief in respect of infringements of any of them. Invalid Provisions Clause 28 28.1 If any provisions of this Contract (including the Schedule and the Appendices) shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Contract and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Company and the Employee hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

23 Appendix 1: Restrictions 1. The Employee acknowledges that, during the course of the Employee’s employment, the Employee will be privy to Confidential Information and that the Employee will make, maintain and develop personal knowledge of, influence over and valuable business and personal contacts with customers, clients, suppliers, staff and third parties. The Employee therefore covenants with the Company both for itself and as trustee and agent for each Group Company that the Employee will not (save as the beneficial owner of shares or other securities of a body corporate whose shares are quoted on a recognised stock exchange and which, other than where written confirmation has been provided by the Company in accordance with clause 3.5 of the main body of this Contract, total no more than 5% of any single class of shares or securities in such body corporate), during the course of employment and for the periods set out in the Schedule following the date of termination of the Employee’s employment (the “Termination Date”) in any Relevant Capacity: 1.1 undertake, carry on, deal with, seek employment or engagement with, be employed or engaged by or engage in business with or be in any way interested in or connected with any business which competes with any business carried on by the Company or any Group Company in which the Employee was involved at any time in the Relevant Period for the purposes of providing services the same as or similar to those the Employee provided to the Company or any Group Company; 1.2 interfere with entice, induce or encourage a Client to limit, reduce transfer or remove custom from the Company or any other Group Company; 1.3 solicit or accept business from any Client or Prospective Client of the Company or any Group Company for the purpose of providing to that Client or Prospective Client services which are the same as or similar to those which the Employee has been involved in providing to that Client or would be involved in providing to that Prospective Client at any time in the Relevant Period; 1.4 deal with, seek employment or engagement with, be employed or engaged by or engage in business with any Client or Prospective Client of the Company or any Group Company or work on any account or business of any Client or Prospective Client for the purpose of providing that Client or Prospective Client with services which are the same as or similar to any services which the Employee was involved in providing to that Client or would be involved in providing to that Prospective Client at any time in the Relevant Period; 1.5 solicit or endeavour to entice away from the Company or any Group Company any Key Employee of the Company or any Group Company known personally to the Employee or knowingly assist in or procure the employment or engagement by any other person, concern, undertaking, firm or body corporate of any such person;

24 1.6 seek employment or engagement with, be employed or engaged by or engage in business with or be in any way interested in or connected with any business which competes with any business carried on by the Company or any Group Company where: 1.6.1 a former Key Employee works for that business and that former Key Employee’s employment terminated within 12 months before or after the Employee’s termination; 1.6.2 the Employee’s departure from the Company was coordinated with the departure of a Key Employee or former Key Employee; 1.6.3 a former Key Employee works for that business and the Employee and the former Key Employee were members of the same team in the Company or any Group Company at any time during the 12 months preceding the Termination Date. 1.7 entice, induce or encourage a Supplier to cease supplying the Company or any Group Company. 1.8 contract with or engage a Partner or become employed or engaged with a Client in any capacity, in such a way as could adversely affect the business of the Company or any Group Company. 2. For the purpose of this Appendix 1: “Client” means any company, firm, partnership, organisation, person or business: (i) who at any time during the Relevant Period was a customer of the Company or any other Group Company (whether or not goods or services were actually provided during such period) or to whom at the expiry of the Relevant Period the Company or any other Group Company was actively and directly seeking to supply goods or services, in either case for the purposes of the Company; and (ii) with whom the Employee had dealings at any time during the Relevant Period or in respect of whom the Employee came into possession of confidential information in the performance of the Employee’s duties for the Company or any other Group Company. “Key Employee” means any employee, director, consultant or independent contractor of the Company or any other Group Company at the Termination Date or who was such an employee, director, consultant or independent contractor at any time in the Relevant Period and in each case who worked or provided services in a senior executive, managerial, sales, technical or support capacity or has confidential information relating to the business of the Company or any other Group Company or contact with any Customer and with whom the Employee had contact in the performance of the Employee’s duties; “Partner” means any contact generated by the Company or any Group Company for the purpose of furthering the Company’s business interests including, without limitation, any supplier, technical partner, sales or

25 marketing partner or agent, in each case with whom the Employee have dealt or sought to deal on behalf of the Company or with whom the relationship has been managed by the Employee during the Relevant Period; “Prospective Client” means any company, firm, partnership, organisation, person or business: (i) who at any time during the Relevant Period was a potential customer of the Company (whether or not goods or services were actually provided during such period) or to whom at the expiry of the Relevant Period the Company was actively and directly seeking to supply goods or services, in either case for the purposes of the Company; and (ii) with whom the Employee had dealings at any time during the Relevant Period or in respect of whom the Employee came into possession of confidential information in the performance of the Employee’s duties for the Company. “Relevant Capacity” means either alone or jointly with another or others, whether as principal, agent, consultant, director, partner, shareholder, independent contractor, employee or in any other capacity, whether directly or indirectly, through any other person, firm or company, and whether for the Employee’s own benefit or that of others; “Relevant Period” means, whilst in employment: during the course of your employment; or, after the Termination Date: the period of 12 months ending on the Termination Date or the period of your employment if shorter than 12 months; and “Supplier” means any company, firm, partnership, organisation, person or business: (i) who at any time during the Relevant Period was a supplier of the Company or any other Group Company (whether or not goods or services were actually supplied during such period) or to whom at the expiry of the Relevant Period the Company or any other Group Company was actively and directly seeking to be supplied goods or services, in either case for the purposes of the Company; and (ii) with whom the Employee had dealings at any time during the Relevant Period or were in possession of confidential information about such supplier in the performance of the Employee’s duties to the Company or any other Group Company. 3. If the Company requires the Employee not to perform any of the Employee’s duties and/or excludes the Employee from the Company’s premises for all or any part of the Employee’s contractual notice period, the period of the post- termination restrictions set out in this Appendix 1 shall be reduced by the length of the Garden Leave served before the Termination Date. 4. The restrictions contained in this Appendix 1 shall apply only in relation to Clients, Prospective Clients and Suppliers with whom the Employee or any employee reporting to the Employee or manager of the employee had

26 material contact on behalf of the Company whilst in employment in the course of the Employee’s employment or after the Termination Date during the twelve months preceding the earlier of the Termination Date and the Garden Leave Date, and shall apply notwithstanding that such Clients, Prospective Clients or Suppliers may have been introduced to the Company by the Employee. 5. The Employee further agrees that if any of the restrictions in this Appendix 1 is held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, that restriction shall apply with such deletions as may be necessary to make it valid and effective. The restrictions contained in each sub-clause of this Appendix 1 shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions. 6. The Employee must not at any time during the Employee’s employment with the Company or after the Termination Date use any name used by the Company or any other Group Company or any name likely to cause confusion with it in the minds of members of the public, for the purposes of a business which competes with any business carried on by the Company or any other Group Company whether by using such name as part of a corporate name or otherwise. 7. The Employee must not at any time after the Termination Date represent themselves as being connected with or employed by the Company or any other Group Company. 8. The Employee hereby agrees and acknowledges that this Appendix 1 is entered into by the Company for itself and in trust for each Group Company with the intention that each Group Company will be entitled to enforce its terms directly against the Employee. Further, the Employee agrees and undertakes that the Employee will, at the request and expense of the Company, enter into a direct agreement or undertaking with any Group Company by which the Employee will accept the restrictions contained in this Appendix 1 (or such of them as are, in the opinion of the Company, appropriate). 9. The Employee hereby agrees and undertakes to provide all future prospective employers with a copy of this Appendix 1. 10. If the Company transfers all or any part of its business to a third party (“the transferee”), the restrictions contained in this Appendix 1 shall, with effect from the Employee becoming an employee of the transferee, apply to the Employee as if references to the Company included the transferee and as if references to clients or suppliers were to clients or suppliers of the Company and/or the transferee.

27 Appendix 2: EMPLOYEE BENEFIT STATEMENT 2021 1. Bonus. a. Discretionary annual bonus, in accordance with the provisions of Clause 5.2 of the main body of your Contract of Employment. The Bonus Pool shall be payable at the same time that the Company pays bonuses generally to its employees. b. Incentive payment: Participation in the 2021 Phantom Carry Arrangement pursuant to which eligible employees are granted an interest in the investment profits generated by balance sheet litigation finance investments. When investments result in cash profits, eligible employees will at the absolute discretion of the Company receive a cash distribution. Individuals must be employed to receive a payment. For the avoidance of doubt, Burford Capital Limited retains total discretion over all aspects of the PCA, including but not limited to inclusion of relevant investments, timing of payments, holdbacks, etc. 2. Long Term Incentive Plan (LTIP). At the discretion of the Company you may be awarded shares under the Burford Capital Limited LTIP scheme. LTIPs are best described as “conditional shares”. The “Award” is a number of shares based on the share price average over a number of days prior to the grant date. Vesting: LTIPs may have a 3 year performance period and vest, subject to applicable legal restrictions, after 3 years from issuance date, to the extent the Company applicable corporate performance satisfies performance metrics. Vesting shall also be conditional upon you being employed by the Company on the date of vesting, not under suspension, and notice of termination not having been served by either party. Details of the performance metrics are provided at the time of award. 3. Pension. The Burford Capital (UK) Limited Registered Stakeholder Scheme (Company Pension Scheme) is currently with AVIVA. Subject to the terms & conditions of the pension scheme operated by BCUK, as part of the workplace pensions auto enrolment process, unless you choose to opt out, you will be enrolled into the Company Pension Scheme on a salary exchange basis (subject to salary exchange opt out). Current basic details of the matching scheme, based on Employee’s Annual Basic Salary are below: Employee base contribution: 2.5% Employee additional contribution: up to 2.5% (maximum) (total Employee contribution maximum 5%) Employer base contribution: 5.5%

28 Employer additional contribution, on successful completion of probationary period, to match employee additional contributions: up to 2.5% (maximum) (total Employer contribution maximum 8%) 4. Deferred Compensation Scheme. As the Company may offer from time to time subject to the rules of the said schemes from time to time (and any replacement schemes provided by the Company). 5. Holiday. 20 days plus Bank Holidays. 6. Mobile Telephone Contribution. Paid monthly via payroll on the 25th of each month £25 towards the cost of a mobile phone (as staff are required to be contactable), subject to the provisions of the Global Employee Handbook. 7. Season ticket loan. 8. Childcare vouchers. Childcare vouchers are at this time with Computershare Vouchers Services (CVS). 9. Parental Policies. Further details to be found in the Global Employee Handbook for enhanced benefits. 10. Professional fees. Burford pay professional subscriptions required for an employee to fulfil their current role e.g. accountancy or legal professional fees.

29 Signed for the Company Name, Title Date Signed by the Employee Name Date Leslie Paster, Director 18 May 2021 Craig Arnott 18 May 2021